Exhibit 3.8

SIXTH AMENDMENT OF TWENTY-FIRST RESTATED CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-First Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twenty-First Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 25, 2019.

(3)

The Twenty-First Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 453.

In affirmation thereof, the facts stated above are true.

Dated: August 19, 2019

General Partner:

By _/s/ Penny Pennington______________________________

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Brown, Mary Patricia	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Donaldson, Brian D	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Hutson, Clay Hall	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Lonski, Nicholas Jerome	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Rea, Julie Kathleen	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Scott R. Posner and Deborah Posner, Trustees of the Scott R Posner Living Trust	8/1/19	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Brian Donaldson and Anna Drozdova Joint Living Trust dated July 17, 2019	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Mary Patricia Brown Revocable Trust	8/1/19	12555 Manchester Road	St. Louis, MO 63131
Nicholas J. Lonski Living Trust	8/1/19	12555 Manchester Road	St. Louis, MO 63131
The Rea Family Trust	8/1/19	12555 Manchester Road	St. Louis, MO 63131
The Scott R Posner Living Trust	8/1/19	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Sixth Amendment of Twenty-First Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.